Exhibit 99.1

      SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES FIRST QUARTER 2006 RESULTS

  - Net Commercial Product Revenues Increased 19 Percent Versus Last Year's
                                    Quarter -

    SANTA BARBARA, Calif., May 4 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter ended April 1, 2006.

    Total net revenues for the first quarter were $4.8 million, an increase of 11 percent compared to $4.4 million in the year ago first quarter. Net commercial product revenues for the first quarter of 2006 increased 19 percent to $4.5 million compared to $3.8 million in the first quarter of 2005. Government and other contract revenue totaled $342,000 during the 2006 first quarter compared to $571,000 during the year ago period.

    Net loss for the first quarter was $3.2 million. This compares to a net loss of $5.5 million in the first quarter of 2005, which included special charges of approximately $700,000 in connection with restructuring and other activities. Net loss per diluted share was $0.26, compared to a net loss of $0.51 per diluted share in the same quarter of 2005.

    "Building upon our fourth quarter success of expanding our customer base, we drove first quarter commercial revenues up 19 percent compared to a year ago. Additionally, we trimmed our operating expenses by 17 percent, further streamlining our administrative activities during the same period," said Jeff Quiram, STI's president and chief executive officer. "We also completed successful trials for our SuperLink(R) and AmpLink(TM) solutions in the first quarter with a new customer. The completion of these trials is additional proof we are successfully implementing our strategy to diversify our customer base and broaden the exposure of our solutions to new markets within our existing customer base."

    As of April 1, 2006, STI had $14.5 million in working capital, including $9.3 million in cash and cash equivalents. During the first quarter, STI also completed a one-for-ten reverse stock split and regained compliance with Nasdaq's minimum price requirement for continued listing on the Nasdaq Capital Market. There were approximately 12.5 million shares of common stock outstanding as of April 1, 2006.

    Quiram continued, "We also are continuing to strengthen our senior management team and hired Adam Shelton as Vice President of Product Management and Marketing. Adam is responsible for solution creation, product delivery and marketing, and will lead STI's mission to provide comprehensive solutions to our customers as they aggressively enhance their network capabilities."

    INVESTOR CONFERENCE CALL

    STI will host an investor conference call today at 1:30 p.m. Pacific Time, May 4, 2006. The call will be accessible live by dialing 800-257-1836. A replay will be available until May 8 by dialing 800-405-2236, pass code 11059297#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

    Superconductor Technologies to Present at AeA Micro Cap Financial
Conference

    STI will present on Wednesday, May 10, 2006 at the AeA Micro Cap Financial Conference in Monterey, CA. Speaking from management will be Jeff Quiram, president and chief executive officer, and Adam Shelton, vice president of product management and marketing.

    The event will be webcast live on the company's web site at www.suptech.com. For those unable to listen to the live broadcast, a replay will be available approximately one hour after the presentation ends and is accessible for 90 days.

    ABOUT SUPERCONDUCTOR TECHNOLOGIES INC. (STI)

    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(R) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(TM) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

    SuperLink and AmpLink are trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    SAFE HARBOR STATEMENT

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Quarterly Report on Form 10-Q with the SEC. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Risk Factors and the MD&A sections of its 2005 Annual Report on Form 10-K and most recent Form 10-Q. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    CONTACT

    For further information please contact Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                              - Tables to Follow -

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                     Three Months Ended
                                               -------------------------------
                                               April 2, 2005    April 1, 2006
                                               --------------   --------------
Net revenues:
  Commercial product revenues                  $    3,768,000   $    4,490,000
  Government and other contract revenues              571,000          342,000
  Sub license royalties                                15,000            8,000

    Total net revenues                              4,354,000        4,840,000

Costs and expenses:
  Cost of commercial product revenues               4,199,000        3,858,000
  Contract research and development                   683,000          304,000
  Other research and development                    1,161,000        1,301,000
  Selling, general and administrative               3,782,000        2,717,000
  Restructuring expenses                               84,000               --

    Total costs and expenses                        9,909,000        8,180,000

Loss from operations                               (5,555,000)      (3,340,000)

  Interest income                                      57,000          127,000
  Interest expense                                    (39,000)         (13,000)

    Net loss                                   $   (5,537,000)  $   (3,226,000)

Basic and diluted loss per common share        $        (0.51)  $        (0.26)

Weighted average number of common shares
 outstanding                                       10,771,102       12,483,367

                   SUPERCONDUCTOR TECHNOLOGIES INC.
                  CONDENSED CONSOLIDATED BALANCE SHEET

                               (Unaudited)

                                                December 31,        April 1,
                                                    2005             2006
                                               --------------   --------------
                   ASSETS
Current Assets:                                  (See Note)
  Cash and cash equivalents                    $   13,018,000   $    9,294,000
  Accounts receivable, net                          2,166,000        1,535,000
  Inventory, net                                    5,364,000        6,932,000
  Prepaid expenses and other current assets           723,000          571,000
    Total Current Assets                           21,271,000       18,332,000

  Property and equipment, net of
   accumulated depreciation of
   $17,295,000 and $17,064,000,
   respectively                                     7,803,000        7,330,000
  Patents, licenses and purchased
   technology, net of accumulated
   amortization of  $1,065,000 and
   $1,146,000, respectively                         2,514,000        2,445,000
  Goodwill                                         20,107,000       20,107,000
  Other assets                                        350,000          313,000
    Total Assets                               $   52,045,000   $   48,527,000

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Line of credit                               $            0   $            0
  Accounts payable                                  2,036,000        2,231,000
  Accrued expenses                                  1,998,000        1,582,000
  Current portion of capitalized lease
   obligations and long-term debt                      19,000           19,000
    Total Current Liabilities                       4,053,000        3,832,000

  Capitalized lease obligations and
   long-term debt                                      14,000            9,000
  Other long-term liabilities                         721,000          606,000
    Total Liabilities                               4,788,000        4,447,000

Commitments and contingencies

Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized, none issued
   and outstanding                                         --               --
  Common stock, $.001 par value, 250,000,000
   shares authorized, 12,483,367 shares
   issued and outstanding                             125,000           12,000
  Capital in excess of par value                  208,432,000      208,594,000
  Notes receivable from stockholder                   (65,000)         (65,000)
  Accumulated deficit                            (161,235,000)    (164,461,000)
    Total Stockholders' Equity                     47,257,000       44,080,000

    Total Liabilities and Stockholders'
     Equity                                    $   52,045,000   $   48,527,000

Note -- December 31, 2005 balances were derived from audited financial statements

                   SUPERCONDUCTOR TECHNOLOGIES INC.
            CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                               (Unaudited)

                                                     Three Months Ended
                                               -------------------------------
                                               April 2, 2005    April 1, 2006
                                               --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                       $   (5,537,000)  $   (3,226,000)
Adjustments to reconcile net loss to
 net cash used in operating activities:
 Depreciation and amortization                        741,000          713,000
 Warrants/Options                                                       51,000
 Provision for excess and obsolete
  inventories                                          90,000           90,000
 Forgiveness of note receivable                       150,000               --
  Changes in assets and liabilities:
    Accounts receivable                               207,000          631,000
    Inventory                                         318,000       (1,658,000)
    Prepaid expenses and other current
     assets                                            80,000          152,000
    Patents, licenses and purchased
     technology                                       (43,000)         (13,000)
    Other assets                                      (23,000)          38,000
    Accounts payable, accrued expenses and
     other long-term liabilities                     (181,000)        (339,000)
    Net cash used in operating activities          (4,198,000)      (3,561,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                   (33,000)        (159,000)
    Net cash used in investing activities             (33,000)        (159,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings                   662,000               --
Payments on short-term borrowings                    (938,000)              --
Payments on long-term obligations                     (18,000)          (4,000)
Proceeds from exercise of stock options
 and warrants                                              --               --
Payment of common stock issuance costs               (797,000)              --
    Net cash used in financing activities          (1,091,000)          (4,000)

Net decrease in cash and cash equivalents          (5,322,000)      (3,724,000)
Cash and cash equivalents at beginning
 of period                                         12,802,000       13,018,000
Cash and cash equivalents at end of
 period                                        $    7,480,000   $    9,294,000

SOURCE  Superconductor Technologies Inc.
    -0-                             05/04/2006
    /CONTACT: Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /
    (SCON)